                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      DEL LABORATORIES, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Charter)

                                                    N/A
--------------------------------------------------------------------------------
  (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         N/A
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         N/A
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         N/A
         -----------------------------------------------------------------------
     (5) Total fee paid:
         N/A
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         N/A
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         N/A
         -----------------------------------------------------------------------
     (3) Filing Party:
         N/A
         -----------------------------------------------------------------------
     (4) Date Filed:
         N/A
         -----------------------------------------------------------------------

                             DEL LABORATORIES, INC.

                             565 BROAD HOLLOW ROAD

                          FARMINGDALE, NEW YORK 11735

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 22, 1997

                            ------------------------

                                                                  April 18, 1997

To the Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DEL LABORATORIES, INC. (the "Corporation") will be held at Harrison House, Dosoris Lane and Old Tappan Road, Glen Cove, New York, 11542 on Thursday, May 22, 1997, at 9:30 A.M. (local time) for the following purposes:

    1. To elect three members of the Board of Directors of the Corporation for a term of three years.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed April 7, 1997 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

    Stockholders are cordially invited to attend the meeting. If you are a stockholder of record and plan to attend, please complete and return the enclosed Request for Admission Card. If you are a stockholder whose shares are not registered in your own name and you plan to attend, please request an admission card by writing to Vice President--Finance, Del Laboratories, Inc., 565 Broad Hollow Road, Farmingdale, New York 11735. Evidence of your stock ownership, which you can obtain from your bank, stockbroker, etc., must accompany your letter.

    A copy of the Annual Report for the year 1996 is enclosed herewith.

                                        By Order of the Board of Directors,

                                        Robert H. Haines

                                        SECRETARY

    YOU ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU AT THE MEETING UPON REQUEST TO THE SECRETARY OF THE MEETING. YOU ARE URGED TO RETURN THE PROXY PROMPTLY. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO STOCKHOLDERS WHO HAVE NOT RESPONDED AND THE EXPENSE OF HOLDING AN ADJOURNED ANNUAL MEETING IN THE EVENT A QUORUM IS NOT REPRESENTED ON MAY 22ND.

                             DEL LABORATORIES, INC.
                             565 BROAD HOLLOW ROAD
                          FARMINGDALE, NEW YORK 11735

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 22, 1997

                            ------------------------

    This Proxy Statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Del Laboratories, Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders to be held on May 22, 1997 or any adjournment thereof (the "Annual Meeting").

    A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, the proxy will be voted in favor of such matter. Each stockholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Corporation, or by attending the Annual Meeting in person and requesting the return of the proxy, in either case at any time prior to the voting of the proxy. The cost of the solicitation of proxies will be paid by the Corporation. In addition to the solicitation of proxies by the use of the mails, regularly engaged employees of the Corporation may, without additional compensation therefor, solicit proxies by personal interviews, telephone and telegraph. The Corporation will, upon request, reimburse brokers and others who are only record holders of the Corporation's Common Stock, par value $1.00 per share (the "Common Stock"), for their reasonable expenses in forwarding proxy material to beneficial owners of such stock and obtaining voting instructions from such owners.

    The Board of Directors has fixed the close of business on April 7, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding and entitled to vote 5,627,147 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote. One-third of all shares of Common Stock issued and outstanding and entitled to vote constitutes a quorum. Election of directors is by plurality vote, with the three nominees receiving the highest vote totals to be elected as directors of the Corporation. Accordingly, abstentions and broker non-votes will not affect the outcome of the election.

    If a stockholder is a participant in the Corporation's Employee Stock Ownership Plan (the "ESOP"), the participant will receive, with respect to the number of shares held for his or her account under the ESOP on the Record Date, a separate card which will serve as a voting instruction to the Trustee of the Employee Stock Ownership Trust, a trust that holds the shares acquired for the ESOP, with respect to shares held for the participant's account. Unless the card is signed and returned, shares held in the participant's account under the ESOP will be voted in the same proportion as the shares for which signed cards are returned by other participants.

    Attendance at the Annual Meeting will be limited to stockholders as of the Record Date, their authorized representatives and guests of the Corporation. Admission will be by admission card only. For stockholders of record who wish to obtain an admission card, please complete and return the enclosed Request for Admission Card. Beneficial owners with shares held through an intermediary, such as a bank or stockbroker, should request admission cards by writing to Vice President - Finance, Del Laboratories, Inc., 565 Broad Hollow Road, Farmingdale, New York 11735, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain admission cards in advance may obtain them upon verification of ownership at the Annual Meeting. Admission cards may be issued to others at the discretion of the Corporation.

    This Proxy Statement and the proxy in the accompanying form are being sent on or about April 18, 1997 to stockholders of record on the Record Date.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

5% STOCKHOLDERS

    The following table sets forth information as to each person who, to the knowledge of the Board of Directors, as of the Record Date, was the beneficial owner of more than 5% of the issued and outstanding Common Stock:

                                                                   COMMON STOCK OWNED AS OF
                                                                        APRIL 7, 1997
                                                                   ------------------------
                                                                   AMOUNT AND
                                                                    NATURE OF
                                                                   BENEFICIAL
                                                                    OWNERSHIP     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                   (1)       OF CLASS
-----------------------------------------------------------------  -----------  -----------
Dan K. Wassong
  Del Laboratories, Inc.
  565 Broad Hollow Road
  Farmingdale, New York (2)......................................   2,243,379(3)       34.4%(4)

Martin E. Revson
  445 Park Avenue
  New York, New York (2).........................................     943,225         16.8

Dimensional Fund Advisors Inc.
  1299 Ocean Avenue--Suite 650
  Santa Monica, California.......................................     341,684(5)        6.1

------------------------

(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(2) Mr. Wassong and Mr. Revson each has granted the other a right of first refusal to purchase certain of his shares in the event one of them wishes to dispose of such shares or upon his death, notwithstanding which each has the right to dispose of a limited number of shares in any period of 12 consecutive months.

(3) Includes 1,285,593 shares owned individually by Mr. Wassong, 2,333 shares owned by Mr. Wassong's wife (as to which he disclaims beneficial ownership), 902,411 shares issuable upon exercise of options held by Mr. Wassong and 53,042 shares held for Mr. Wassong's account under the ESOP as of December 31, 1996.

(4) Based on 5,627,147 shares outstanding on April 7, 1997 plus, with respect to Mr. Wassong, the number of shares he may acquire pursuant to the exercise of options (see footnote (3) above).

(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, is deemed to have beneficial ownership of 341,684 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans. Dimensional serves as investment manager for each of the foregoing. Dimensional disclaims beneficial ownership of all such shares. The information provided herein is based on a report on Schedule 13G dated

    February 7, 1997 prepared and filed by Dimensional with respect to its ownership of Common Stock as of December 31, 1996.

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information, as of the Record Date, regarding the beneficial ownership of Common Stock by (i) each director of the Corporation (other than Mr. Wassong and Mr. Revson, information with respect to each of whom is presented above), (ii) each of the four most highly- compensated executive officers of the Corporation during 1996 other than Mr. Wassong and
(iii) all directors and executive officers as a group:

                                                                      COMMON STOCK OWNED AS OF
                                                                           APRIL 7, 1997
                                                                      ------------------------
                                                                      AMOUNT AND
                                                                       NATURE OF
                                                                      BENEFICIAL
                                                                       OWNERSHIP     PERCENT
                                                                          (1)       OF CLASS
                                                                      -----------  -----------
DIRECTORS
  Robert A. Kavesh..................................................      13,670          0.2%
  Steven Kotler.....................................................      51,772(2)        0.9
  Robert H. Haines..................................................      22,318          0.4
  Marcella Maxwell..................................................         133            *
  Jack Futterman....................................................       6,317          0.1
EXECUTIVE OFFICERS
  Charles J. Hinkaty................................................     289,367(3)        5.0
  Harvey P. Alstodt.................................................     112,603(4)        2.0
  William McMenemy..................................................     215,558(5)        3.7
  Melvyn C. Goldstein...............................................     156,912(6)        2.8
ALL DIRECTORS AND EXECUTIVE
  OFFICERS AS A GROUP
  (12 persons)......................................................   4,071,940(7)       57.7

------------------------

*   Less than .1%

(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(2) Includes 1,258 shares of Common Stock owned by Mr. Kotler's wife, 114 shares owned by a pension trust for the benefit of Mr. Kotler and 2,500 shares owned by a family foundation which Mr. Kotler may be deemed to control.

(3) Includes 195,294 shares which Mr. Hinkaty may acquire through exercise of options currently outstanding and 5,109 shares held for Mr. Hinkaty's account under the ESOP as of December 31, 1996. Mr. Hinkaty is also a director of the Corporation.

(4) Includes 68,220 shares which Mr. Alstodt may acquire through exercise of options currently outstanding and 4,297 shares held for Mr. Alstodt's account under the ESOP as of December 31, 1996.

(5) Includes 181,673 shares which Mr. McMenemy may acquire through exercise of options currently outstanding and 13,885 shares held for Mr. McMenemy's account under the ESOP as of December 31, 1996.

(6) Includes 67,170 shares which Mr. Goldstein may acquire through exercise of options currently outstanding and 6,624 shares held for Mr. Goldstein's account under the ESOP as of December 31, 1996.

(7) Includes (i) 1,430,768 shares which such persons have rights to acquire through the exercise of options currently outstanding, (ii) 83,643 shares held for the accounts of all executive officers and directors under the ESOP as of December 31, 1996, (iii) 2,333 shares owned by Mr. Wassong's wife,
    (iv) 1,258 shares owned by Mr. Kotler's wife, (v) 114 shares held by a pension trust for the benefit of Mr. Kotler and (vi) 2,500 shares owned by a family foundation which Mr. Kotler may be deemed to control.

    Each director and executive officer of the Corporation and persons owning more than 10% of the Corporation's equity securities are required by Section 16(a) of the Securities Exchange Act of 1934, as amended, to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of, or transactions in, the Corporation's equity securities. To the Corporation's knowledge (based solely on a review of the copies of such reports furnished to the Corporation), all of the Corporation's directors, executive officers and owners of greater than 10% of the Corporation's equity securities made all required filings.

                             ELECTION OF DIRECTORS

    Article SIXTH of the Corporation's Restated Certificate of Incorporation provides that the Board of Directors shall consist of a minimum of three directors and a maximum of ten directors, with the number to be fixed from time to time by the Board of Directors and such number, as fixed by the Board, to be divided into three classes that will be nearly as equal as possible. The Board currently consists of eight directors, three of whom are designated as members of Class I, two of whom are designated as members of Class II and three of whom are designated as members of Class III. The directors in Class I are to serve until the Annual Meeting of Stockholders for 1997. The directors in Class II are to serve until the Annual Meeting of Stockholders for 1998. The directors in Class III are to serve until the Annual Meeting of Stockholders for 1999.

    Three directors for Class I are to be elected at the Annual Meeting and, when elected, will serve until the Annual Meeting of Stockholders for 2000 and until the election and qualification of their successors.

    It is the intention of the Board of Directors to nominate at the Annual Meeting the individuals whose names are set forth in Class I below for election to the Board of Directors for a three year term. In the event that any of such nominees for election at the Annual Meeting should become unavailable for election for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee as the Board of Directors may designate. The proxies in the accompanying form, duly returned to the Board of Directors, can only be voted for three directors to be elected at the Annual Meeting.

INFORMATION CONCERNING DIRECTORS

    The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each nominee and each director of the Corporation (i) his or her name and age; (ii) his or her principal occupation, including positions or offices held with the Corporation, at present and for the past five years; (iii) the year in which he or she began to serve as a director; and (iv) the class of director to which he or she belongs.

                                   (CLASS) I
                       (TO SERVE UNTIL THE ANNUAL MEETING
                           OF STOCKHOLDERS FOR 2000)
                THREE DIRECTORS ARE TO BE ELECTED TO THIS CLASS

                                                                                                          DIRECTOR
NAME AND AGE                                    PRINCIPAL OCCUPATION OR EMPLOYMENT (1)                      SINCE
------------------------------  -----------------------------------------------------------------------  -----------
Martin E. Revson (86)           Private investor since August 1992; Chairman of the Board of the               1963
                                Corporation from July 1963 to August 1992

Dan K. Wassong (66)             President and Chief Executive Officer of the Corporation; Chairman of          1968
                                the Board since August 1992

Jack Futterman (66)             Private investor since March 1996; Chairman and Chief Executive Officer        1996
                                of Pathmark Stores, Inc. from September 1989 to March 1996

                                    CLASS II
                     (TO SERVE UNTIL THE ANNUAL MEETING OF
                             STOCKHOLDERS FOR 1998)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

                                                                                                          DIRECTOR
NAME AND AGE                                    PRINCIPAL OCCUPATION OR EMPLOYMENT (1)                      SINCE
------------------------------  -----------------------------------------------------------------------  -----------
Charles J. Hinkaty (46)         Vice President of the Corporation and President of Del                         1986
                                Pharmaceuticals, Inc.

Robert H. Haines (76)           Partner, Zimet, Haines, Friedman & Kaplan, attorneys at law; Secretary         1970
                                of the Corporation since October 1989 (2)

                                   CLASS III
                       (TO SERVE UNTIL THE ANNUAL MEETING
                           OF STOCKHOLDERS FOR 1999)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

                                                                                                          DIRECTOR
NAME AND AGE                                    PRINCIPAL OCCUPATION OR EMPLOYMENT (1)                      SINCE
------------------------------  -----------------------------------------------------------------------  -----------
Robert A. Kavesh (69)           Marcus Nadler Professor of Finance and Economics, Graduate                     1976
                                School of Business, New York University

Steven Kotler (50)              President and Chief Executive Officer, Schroder Wertheim & Co.,                1987
                                Incorporated, an investment banking firm (3)

Marcella Maxwell (59)           Director of Development and Public Affairs, Miracle Makers, Inc., since        1994
                                February 1995; Director of Special Projects, Community Affairs,
                                Brooklyn Health Center, from July 1994 to February, 1995; Vice
                                President, Community Affairs, New York City Health and Hospital
                                Corporation, from May 1992 to April 1994; and Director of Education,
                                New York City Housing Authority, from August 1990 to April 1992

------------------------

(1) Executive officers of the Corporation, unless otherwise indicated.

(2) The Corporation during the past fiscal year has retained, and proposes in the future to retain, Zimet, Haines, Friedman & Kaplan as its general counsel.

(3) The Corporation during the past fiscal year has retained, and proposes in the future to retain, Schroder Wertheim & Co., Incorporated and certain of its affiliates to perform investment advisory and other services.

    Mr. Wassong is also a director of Southern Union Company and Moore Medical Corp. Mr. Kavesh is also a director of Neuberger & Berman Income Funds, Inc. Mr. Kotler is also a director of Moore Medical Corp. and Schroders plc. Mr. Futterman is also a director of The Hain Foods Group, Inc.

    In June 1992, Martin E. Revson, a director of the Corporation, was named in a complaint brought by the Securities and Exchange Commission ("SEC") against Edward R. Downe and certain other persons (Securities and Exchange Commission v. Downe, et al., 92 Civ 4092 (PKL)), which complaint alleged violations of certain federal securities laws in connection with trading activities of the defendants. In October 1993, Mr. Revson consented to entry of a Final Judgment of Permanent Injunction and Other Equitable Relief ("Final Judgment"), without admitting or denying the relevant allegations of the complaint. Under the terms of the Final Judgment, Mr. Revson is permanently enjoined from engaging in actions which would constitute violations of Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-5 promulgated thereunder in connection with the purchase and sale of securities, or which would constitute violations of Section 14(e) of the Exchange Act and Rule 14e-3 promulgated thereunder in connection with trading in securities which are the subject of any tender offers or related activities. Mr. Revson paid the profits and a penalty resulting from trades in securities of one company.

MEETINGS AND COMMITTEES OF THE BOARD

    The Board of Directors of the Corporation held eight meetings during 1996 and acted three times by unanimous written consent.

    The Board of Directors currently has three committees, an Audit Committee, a Compensation Committee and a Human Resources Committee. The Corporation has no standing nominating committee or any committee performing similar functions. The Board of Directors determines nominees for election to the Board.

    The Audit Committee, which is comprised of Messrs. Haines, Kavesh and Kotler, recommends to the Board of Directors the engaging of the independent auditors, reviews with the independent auditors the plan and results of the auditing engagement, reviews the independence of auditors and considers the range of audit and non-audit fees. It held two meetings in 1996.

    The Compensation Committee establishes the compensation of the Chief Executive Officer and reviews with management on a periodic basis existing and proposed compensation plans, programs and arrangements for executive officers and other employees. The Compensation Committee is currently comprised of Messrs. Kavesh, Kotler and Futterman; Mr. Futterman became a member of the Committee in March 1997. During 1996, it held one meeting and acted nine times by unanimous written consent. In March 1997, a subcommittee of the Compensation Committee, the Stock Option Committee, was formed to administer the Corporation's stock-based incentive plans. The Stock Option Committee consists of Mr. Kavesh and Mr. Futterman.

    The Human Resources Committee is comprised of Ms. Maxwell and Mr. Kotler. The Human Resources Committee deals with all aspects of employee benefits, complaints, employment practices and other matters involving the welfare of employees and prospective employees of the Corporation (other than negotiation of collective bargaining agreements and individual contracts of employment and other matters expressly reserved for action by the Compensation Committee). The Human Resources Committee also has authority with respect to compliance with a Consent Decree entered into by the Corporation in 1995 with the Equal Employment Opportunity Commission ("EEOC") which is referred to elsewhere herein. See "Stockholder Derivative Litigation" below. The Committee held one meeting during 1996. The members of the Committee also received monthly written reports prepared during the year by counsel in connection with the Corporation's EEOC compliance activities.

    During 1996, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees on which such director served, except Mr. Kavesh, who did not attend three of the eight meetings of the Board of Directors and one of the two meetings of the Audit Committee held in 1996.

DIRECTORS' FEES

    Mr. Kavesh, Mr. Kotler, Ms. Maxwell and Mr. Futterman each received the amount of $25,000 for services rendered by them in 1996 as directors of the Corporation. No other director received any fees for serving as such in 1996.

RECOMMENDATION OF BOARD OF DIRECTORS

    The Board of Directors recommends a vote FOR election as directors in Class I of the nominees identified above. Those nominees who receive the three highest numbers of votes for their election as directors will be elected.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information with respect to the compensation in 1996, 1995 and 1994 of the Corporation's Chief Executive Officer and each of the four other most highly compensated executive officers in 1996 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                                  -------------
                                                      ANNUAL COMPENSATION          SECURITIES
                                               ---------------------------------   UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR       SALARY      BONUS      OPTIONS(1)    COMPENSATION(2)
---------------------------------------------  ---------  ----------  ----------  -------------  ----------------
Dan K. Wassong...............................       1996  $  674,000  $  809,000      120,669      $    370,247
Chairman, President                                 1995     660,000     635,000      180,124           358,211
  and Chief Executive Officer                       1994     636,828     500,000       37,333           443,437

Charles J. Hinkaty...........................       1996  $  310,454  $   90,000       14,441      $     15,112
Vice President and President of Del                 1995     302,461      75,000       80,729            12,677
  Pharmaceuticals, Inc.                             1994     293,046      86,000       28,341            12,708

Harvey P. Alstodt............................       1996  $  257,125  $  170,000       18,229      $     16,419
Executive Vice President,                           1995     247,500     135,000       23,647            13,999
  Sales--Cosmetics Division,                        1994     235,000     115,000        8,000            14,393
  North America

William McMenemy.............................       1996  $  257,125  $  170,000       19,657      $     16,034
Executive Vice President, Marketing--               1995     249,500     135,000       14,042            13,598
  Cosmetics Division, North America                 1994     225,000     115,000       13,664            13,761

Melvyn C. Goldstein..........................       1996  $  223,175  $  134,000       33,573      $     16,309
Vice President--Finance                             1995     215,775     100,000        8,000            13,907
                                                    1994     209,333      85,000        8,000            14,234

------------------------

(1) Stock options granted during 1996 prior to November 29, 1996 have been adjusted to reflect a four-for-three stock split effective on that date (the "1996 Stock Split"). Stock options granted during 1995 prior to June 30, 1995 have been adjusted to reflect a two-for-one stock split effective on that date (the "1995 Stock Split"), as well as the 1996 Stock Split. Stock options granted during 1994 prior to June 29, 1994 have been adjusted to reflect a four-for-three stock split effective on that date, as well as the 1995 Stock Split and the 1996 Stock Split.

(2) Includes for each Named Executive Officer (i) the dollar amount of all contributions made by the Corporation and all shares allocated to the account of such officer in each year under the ESOP (in 1996 the amounts contributed and allocated, calculated based on the closing price of the Common Stock on December 31, 1996, were as follows: Mr. Wassong-$5,531, Mr. Hinkaty-$5,531, Mr. Alstodt-$5,531, Mr. McMenemy-$5,531 and Mr. Goldstein-$5,531); (ii) the insurance premiums paid in each year in respect of such officer under the Corporation's Executive Medical Reimbursement Plan (in 1996, the amounts paid were as follows: Mr. Wassong-$7,714, Mr. Hinkaty-$7,714, Mr. Alstodt-$7,714, Mr. McMenemy-$7,714 and Mr. Goldstein-$7,714); and (iii) the dollar value (calculated in accordance with SEC guidelines) of the premiums paid by the Corporation with respect to "split dollar" life insurance policies maintained by the Corporation for each of such officers (in 1996, the amounts were as follows: Mr. Wassong-$111,267, Mr. Hinkaty-$1,867, Mr. Alstodt-$3,174, Mr.
    McMenemy-$2,789, and Mr. Goldstein-$3,064). Also includes for Mr. Wassong indebtedness owed by him to the Corporation which was forgiven in each year ($245,735 in 1996). See "Certain Benefit Plans," "Description of Employment Agreements" and "Certain Transactions" below.

STOCK OPTIONS

    The Corporation currently has two plans under which stock options are currently outstanding, the 1994 Stock Plan (the "1994 Plan") and the 1984 Stock Option Plan (the "1984 Plan"). Each of the plans is currently administered by the Stock Option Committee, a subcommittee of the Compensation Committee. As of April 7, 1997, options to purchase a total of 710,446 shares of Common Stock were outstanding under the 1994 Plan and options to purchase a total of 812,125 shares were outstanding under the 1984 Plan. As of that date, a total of 326,820 shares remained available for additional grants under the 1994 Plan. No further options may be granted under the 1984 Plan; however, under the terms of the 1994 Plan, shares subject to stock options granted under the 1984 Plan, if, as and when they expire, terminate or are surrendered unexercised, will become available for awards under the 1994 Plan. In addition, if in connection with any award under the 1994 Plan or the 1984 Plan, shares of Common Stock are tendered to the Corporation in payment of any exercise or purchase price or in payment of taxes relating to any such award, an equal number of shares shall be available for further awards under the 1994 Plan.

    STOCK OPTION GRANTS DURING 1996

    The following table sets forth for each of the Named Executive Officers information regarding individual grants of options during the year ended December 31, 1996 and the present value of these options on their grant date.

                               INDIVIDUAL GRANTS

                               NUMBER OF           % OF TOTAL
                              SECURITIES         OPTIONS GRANTED                                          GRANT DATE
                              UNDERLYING         TO EMPLOYEES IN    EXERCISE OR        EXPIRATION           PRESENT
NAME                      OPTIONS GRANTED(1)       FISCAL YEAR      BASE PRICE            DATE             VALUE(2)
------------------------  -------------------  -------------------  -----------  ----------------------  -------------

Dan K. Wassong..........          42,092                 17.6%       $   20.44   October 2, 2003          $   263,238
                                  78,577                 32.8            20.88   December 24, 2003            470,765

Charles J. Hinkaty......          14,441                  6.0            21.28   July 25, 2003                 94,957

Harvey P. Alstodt.......          11,664                  4.9            21.28   July 25, 2003                 76,697
                                   6,565                  2.7            21.00   October 25, 2003              41,084

William McMenemy........           8,148                  3.4            22.13   March 1, 2003 November        62,916
                                  11,509                  4.8            21.28   1, 2003                       73,229

Melvyn C. Goldstein.....          21,309                  8.9            21.56   April 2, 2003                140,583
                                  12,264                  5.1            21.50   December 6, 2003              77,521

------------------------

(1) Each of the options granted during 1996 has an exercise price equal to the fair market value of a share of Common Stock on the date of grant, expires seven years from the date of grant and vests in one-third annual increments commencing one year after the date of grant.

(2) These amounts were determined using the Black-Scholes option valuation model. The assumptions underlying the Black-Scholes value include (a) an expected volatility of 35.81% with respect to the options which expire on March 1, 2003, 27.53% with respect to the options which expire on April 2, 2003, 26.50% with respect to the options which expire on July 25, 2003, 26.43% with respect to the options which expire on October 2, 2003, 26.28% with respect to the options which expire on October 25, 2003, 26.28% with respect to the options which expire on November 1, 2003, 26.16% with respect to the options which expire on December 6, 2003, and 23.99% with respect to the options which expire on December 24, 2003 (all volatilities are based on the average of the one, three and five year historical volatilities of the Common Stock in effect on the dates of grant); (b) a risk-free rate of 5.67% (which approximates the five year Treasury bond rate on the date of grant) with respect to the options which expire on March 1, 2003, a risk-free rate of 6.06% with respect to the options which expire on April 2, 2003, a risk-free rate of 6.56% with respect to the options which expire on July 25, 2003, a risk-free rate of 6.45% with respect to the options which expire on October 2, 2003, a risk-free rate of 6.07% with respect to the options which expire on October 25, 2003 and on November 1, 2003, a risk-free rate of 5.84% with respect to the options which expire on December 6, 2003 and a risk-free rate of 6.21% with respect to the options which expire on December 24, 2003; (c) projected dividend yields of .63%, .65%, .66%, .69%, .67%,
    .66%, .65% and .67% with respect to the options which expire on March 1, April 2, July 25, October 2, October 25, November 1, December 6, and December 24, 1996, all based on an annual dividend of $0.14 per share (i.e., the annual dividend rate in effect on the dates of grant of such options);
    (d) a five year expected period to exercise for the options; and (e) the vesting schedule for the options (one-third vesting one year after the date of grant, one-third vesting two years after the date of grant and one-third vesting three years after the date of grant), with an annualized discount rate of 5.0%.

    OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during 1996 and unexercised stock options held as of December 31, 1996.

                                                                          NUMBER OF                  VALUE OF
                                                                    SECURITIES UNDERLYING          UNEXERCISED
                                                                         UNEXERCISED               IN-THE-MONEY
                                                                         OPTIONS AT                 OPTIONS AT
                                SHARES ACQUIRED   VALUE REALIZED        DEC. 31, 1996             DEC. 31, 1996
NAME                              ON EXERCISE          (1)         EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(2)
------------------------------  ---------------  ----------------  -----------------------  --------------------------

Dan K. Wassong................       200,533       $  3,125,325          730,557/171,854      $    8,814,638/285,534

Charles J. Hinkaty............        23,021            338,170           162,490/32,804           1,644,098/114,769

Harvey P. Alstodt.............        40,086            574,555            44,208/24,012              423,850/37,228

William McMenemy..............        34,637            531,044           162,016/19,657                 2,210,133/0

Melvyn C. Goldstein...........        75,999          1,124,257            33,597/33,573                   370,022/0

------------------------

(1) The value realized is determined by multiplying the number of shares acquired by the closing market price of the Common Stock on the date of exercise, less the aggregate exercise price for said options.

(2) Based upon the closing price of the Common Stock on December 31, 1996 ($20.875 per share), less the exercise price for the aggregate number of shares subject to the options.

PENSION BENEFITS

    The following table shows the sum of the annual pension benefits payable to the Named Executive Officers under the Corporation's Employees' Pension Plan ("Pension Plan") and Supplemental Executive Retirement Plan ("SERP"), assuming retirement at age 65 with election of a benefit payable as a life annuity in various remuneration and years of service classifications:

                            ANNUAL BENEFITS
FINAL AVERAGE  YEARS OF CREDITED SERVICE AT RETIREMENT(2)
COMPENSATION   ------------------------------------------
     (1)          15         20         25         30
-------------  ---------  ---------  ---------  ---------

$75,000......  $  13,500  $  18,000  $  22,500  $  27,000

$100,000.....  $  18,000  $  24,000  $  30,000  $  36,000

$150,000.....  $  27,000  $  36,000  $  45,000  $  54,000

$200,000.....  $  36,000  $  48,000  $  60,000  $  60,000

$300,000.....  $  54,000  $  72,000  $  90,000  $  90,000

$400,000.....  $  72,000  $  96,000  $ 120,000  $ 120,000

$500,000.....  $  90,000  $ 120,000  $ 150,000(3) $ 150,000(3)

$600,000.....  $ 108,000  $ 144,000(3) $ 180,000(3) $ 180,000(3)

$800,000.....  $ 144,000(3) $ 192,000(3) $ 240,000(3) $ 240,000(3)

$900,000.....  $ 162,000(3) $ 216,000(3) $ 270,000(3) $ 270,000(3)

$1,000,000...  $ 180,000(3) $ 240,000(3) $ 300,000(3) $ 300,000(3)

$1,100,000...  $ 198,000(3) $ 264,000(3) $ 330,000(3) $ 330,000(3)

------------------------

(1) The Pension Plan benefits are based on the highest five consecutive years out of final ten years of employment before normal retirement date. The SERP benefits are currently based on the yearly compensation for 1995. The compensation for 1995 for Messrs. Wassong, Hinkaty, Alstodt, McMenemy and Goldstein was $1,180,136, $387,672, $362,545, $354,726 and $305,097,
    respectively.

(2) Messrs. Wassong, Hinkaty, Alstodt, McMenemy and Goldstein have, respectively, 31, 12, 10, 31 and 15 years of credited service under the Pension Plan.

(3) The benefits payable under the Pension Plan are currently limited to $125,000, which is the maximum currently allowable under the Internal Revenue Code of 1986, as amended (the "Code"). Any pension benefit payable in excess of the maximum permitted by the Code would, if applicable, be payable under the SERP.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

    DAN K. WASSONG

    Dan K. Wassong, Chairman of the Board, President and Chief Executive Officer of the Corporation, is party to an employment agreement with the Corporation dated as of November 13, 1992, which restates and amends an employment agreement originally entered into in December 1982. The agreement was further amended in certain respects by an amendment dated March 21, 1994 (the "1994 Amendment") and by an amendment dated March 31, 1997 (the "1997 Amendment"). The agreement, as currently in effect, provides for Mr. Wassong's full time employment until December 31, 2005 at an annual base salary of not less than $688,000, which is Mr. Wassong's current base salary. In addition, the Board of Directors may grant Mr. Wassong bonuses on a discretionary basis (in addition to bonuses which Mr. Wassong may receive under the Corporation's Annual Incentive Plan). Upon termination of the agreement except for death, disability or cause, Mr. Wassong has agreed to serve as a consultant to the Corporation for a period of five years, although Mr. Wassong may elect not to serve as a consultant if Mr. Wassong is terminated without cause (the definition of which includes a "change in control" of the Corporation, as defined), or if he retires with the consent of a majority of the other directors after age 65 and before age 70, or retires at or after age 70 with or without the consent of the other directors (such retirement is hereinafter referred to as a "Voluntary Retirement"). During such time as he serves as a consultant, Mr. Wassong will be paid an annual amount equal to 60% of his base salary at the time of termination of the agreement. In addition, during that time, Mr. Wassong and his immediate family will be entitled to continue to participate in the Corporation's medical reimbursement program or to receive substantially equivalent medical insurance coverage, and Mr. Wassong will be provided, at the Corporation's expense, with an office and support services and use of an automobile.

    The agreement also provides for payment, upon its termination for any reason other than cause or voluntary termination prior to a Voluntary Retirement, of compensation based on one month of compensation at the Adjusted Compensation Rate (i.e., an annual rate of compensation equal to the base annual salary in effect at the date of termination plus 110% of the previous year's bonus) for each year of Mr. Wassong's employment by the Corporation since 1965. In the event the agreement is terminated without cause, Mr. Wassong will also receive a lump sum payment equal to his base annual salary at the time of termination multiplied by the greater of (i) the number of years remaining in the term of the agreement and (ii) four years. If the Agreement is terminated as a result of Mr. Wassong's mental or physical disability, Mr. Wassong will continue to receive his base annual salary in effect at the time of such disability for the longer of (i) and (ii) above. If Mr. Wassong should die during the term of the agreement, his designee (or legal representative) will receive payments for six months after his death at the base salary rate in effect at the time of death. Furthermore, if termination is a result of the death or disability of Mr. Wassong or without cause, Mr. Wassong (or his representative, as the case may be) may require the Corporation to pay as additional compensation the excess of the market value of shares of stock which Mr. Wassong had an option to acquire from the Corporation over the aggregate exercise for those options (in which case such options shall be cancelled).

    Under the agreement, the Corporation has agreed to lend, or cause to be loaned to Mr. Wassong (to the extent permitted by applicable law), amounts sufficient to enable him to (i) exercise options and rights to purchase shares of Common Stock of the Corporation heretofore or hereafter granted to him and
(ii) pay any applicable federal, state and local income taxes incurred by him as a result of the exercise of such options and rights. Mr. Wassong also has been granted certain rights for the registration of shares for public offering under the Securities Act of 1933, as amended.

    Pursuant to the terms of the agreement, during 1993 the Corporation purchased $4,000,000 of life insurance policies payable on the death of Mr. Wassong. Under the terms of a Life Insurance Agreement by and among the Corporation and a trust established for the purpose of owning the policies, the policies are subject to a "split dollar" arrangement under which the Corporation will receive, upon Mr. Wassong's death, an amount equal to the premiums paid by the Corporation, without interest. The Corporation has agreed to pay all premiums due in respect of such insurance policies (and any additional policies that may be required to be purchased in order to provide an aggregate death benefit of no less than $4,000,000). In addition, in certain circumstances, the Corporation is required to pay additional premiums to assure that the amount payable to Mr. Wassong's beneficiaries will be no less than $2,000,000. The annual premium under the policies is $170,363.24; it is anticipated that the annual premium will be required to be paid until 2002, at which time it is estimated that the policies will be fully paid up (although the period of time over which the premiums will be required to be paid may vary depending upon the investment performance of the insurers and other factors). Pursuant to the Life Insurance Agreement, the Corporation will continue to be obligated to pay the premiums during Mr. Wassong's employment with the Corporation and following termination of his employment, unless termination is a result of a discharge for cause or if Mr. Wassong voluntarily terminates employment other than by Voluntary Retirement. Amounts payable to Mr. Wassong's beneficiaries upon his death pursuant to the policies purchased under the Life Insurance Agreement are in addition to benefits payable pursuant to the Corporation's general life insurance coverage available to all employees.

    OTHER NAMED EXECUTIVE OFFICERS

    The Corporation is currently party to an employment agreement with Charles
J. Hinkaty, Vice President and President of Del Pharmaceuticals, Inc., for a term expiring on March 31, 1999. Under the employment agreement, Mr. Hinkaty's annual rate of compensation shall not be less than $270,000.

    The Corporation is currently party to an employment agreement with Harvey Alstodt, Executive Vice President, Sales-Cosmetics Division, North America, for a term expiring on March 31, 1999. Under the employment agreement, Mr. Alstodt's annual rate of compensation shall not be less than $200,000.

    The Corporation is currently party to an employment agreement with William McMenemy, Executive Vice President, Marketing-Cosmetics Division, North America, for a term expiring on March 31, 2001. Under the employment agreement, Mr. McMenemy's annual rate of compensation shall not be less than $200,000.

    The Corporation is currently party to an employment agreement with Melvyn C. Goldstein, Vice President- Finance, for a term expiring on March 31, 1999. Under the employment agreement, Mr. Goldstein's annual rate of compensation shall not be less than $196,000.

    The Corporation has agreed to provide to each of Messrs. Hinkaty, Alstodt, McMenemy, and Goldstein $500,000 of life insurance (including the insurance benefits payable under the Corporation's group benefit plans), payable upon death to their respective designees.

    In accordance with the Corporation's policy regarding executives who have been with the Corporation for at least ten years, Messrs. Hinkaty, Alstodt, McMenemy and Goldstein will, upon termination of their employment without cause, be entitled to receive, as severance compensation, one month's salary at the annual rate of $270,000, $200,000, $200,000 or $196,000, respectively, for every year of service with the Corporation, up to a maximum of 24 months; Mr. Hinkaty has been with the Corporation for 12 years, Mr. Alstodt has been with the Corporation for ten years, Mr. McMenemy has been with the Corporation for 32 years and Mr. Goldstein has been with the Corporation for 15 years. Termination without cause, for purposes of each of the compensation arrangements described in this paragraph, is deemed to include a "change of control" as defined.

CERTAIN TRANSACTIONS

    Pursuant to the 1994 Amendment to Mr. Wassong's employment agreement, three outstanding loans made by the Corporation to Mr. Wassong were consolidated, effective as of January 1, 1994, with the then aggregate principal amount of the three loans (the "Existing Balance") to be repaid, with interest at the rate of 6% per annum, in annual amounts of $130,000 in 1994, $140,000 for each year during the period from 1995 through 2003 and a final payment of $642,250 on January 20, 2004, provided that each payment of principal and interest will be forgiven when due so long as Mr. Wassong is then employed by, or then serves as a consultant to, the Corporation. Pursuant to the 1997 Amendment to Mr. Wassong's employment agreement, the period during which the Existing Balance is to be repaid was extended from January 20, 2004 to January 20, 2006, and the schedule of principal payments which are to be made was changed so that payments of $140,000 are to be made in each of 2004 and 2005 and a final payment of $362,250 is to be made on January 20, 2006. The Corporation may, at its option, forgive additional amounts in excess of the scheduled principal and interest payments in any year, provided that the maximum amount of principal and interest which may be forgiven in any calendar year (including the scheduled payments during that year), other than 2006, may not exceed $360,000. Any amount forgiven in any year in excess of the scheduled principal and interest will be applied in inverse order against the remaining principal payments. During 1996, $140,000 of principal and $105,735 of interest were forgiven by the Corporation.

    Under the 1994 Amendment, Mr. Wassong's indebtedness is required to be secured by shares of Common Stock of the Corporation having a market value equal to not less than 110% of the principal amount of the Existing Balance then outstanding. If Mr. Wassong leaves the Corporation or ceases to serve as a consultant to the Corporation for any reason other than termination without cause by the Corporation, disability, death or Voluntary Retirement, the portion of the Existing Balance then outstanding, plus all accrued interest, will become immediately due and payable. In the event of Mr. Wassong's death or disability while employed by, or while serving as a consultant to, the Corporation, or in the event his employment or consultancy is terminated without cause, the portion of the Existing Balance then outstanding and accrued interest will be forgiven.

    In October 1992, the Corporation loaned Mr. Hinkaty $130,000 to enable him to exercise an option to purchase shares of Common Stock. The loan, which bears interest at the prime rate of Chase Manhattan Bank, is payable in 40 quarterly installments commencing on March 31, 1993. The loan is secured by a pledge of 8,500 shares of Common Stock. If Mr. Hinkaty were to leave the employment of the Corporation for any reason other than death or disability, the loan will be payable in full within 30 days thereafter. The current principal balance of this loan is $74,750.

    In December 1992, the Corporation loaned Mr. McMenemy $53,437 to enable him to exercise an option to purchase shares of Common Stock. The loan bears interest at the prime rate of Chase Manhattan Bank and is payable in 40 quarterly installments commencing on December 31, 1993. The loan is secured by 5,000 shares of Common Stock. The current principal balance of all amounts owed by Mr. McMenemy to the Corporation is $72,492 (including $37,758 from other outstanding loans).

STOCKHOLDER DERIVATIVE LITIGATION

    In August 1995, two stockholder derivative actions were filed in the State of Delaware Chancery Court against members of the Corporation's Board of Directors and a former director, as well as the Corporation as a nominal defendant. The actions, which were consolidated, alleged breach of fiduciary duty and waste of corporate assets by the directors in connection with alleged acts and omissions relating to alleged sexual harassment of certain former employees of the Corporation and the settlement on August 3, 1995 of a lawsuit brought by the Equal Employment Opportunity Commission against the Corporation on behalf of the former employees (the "EEOC Lawsuit"). The EEOC Lawsuit was settled pursuant to a Consent Decree entered into on August 3, 1995. The consolidated stockholder derivative action sought to compel the directors to account to the Corporation for amounts paid in connection with the defense and settlement of the EEOC Lawsuit and certain other relief. In March 1997, the parties agreed, subject to Court approval, to a proposed settlement of the action in which the Corporation's insurance carrier, on behalf of the individual defendants, will pay $400,000 to the Corporation, and the Board of Directors will make the Human Resources Committee a permanent committee of the Board to be composed only of "independent" directors (as defined in the Internal Revenue
Code). The Human Resources Committee will be charged with review and oversight of the Corporation's compliance with the requirements of Title VII relating to employment practices, including discrimination, wrongful discharge and retaliation. The Corporation has agreed not to oppose an application to the Court by the plaintiffs' attorneys for an attorneys' fee of $150,000. The defendants continue to deny all allegations of wrongdoing and have advised the Corporation that they are entering into the proposed settlement to eliminate the burden and expense of further litigation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for establishing the compensation of the Corporation's Chief Executive Officer and reviews with management on a periodic basis existing and proposed compensation, plans and arrangements for executive officers and other employees. It is also responsible for administering the Annual Incentive Plan, pursuant to which bonuses for executive officers are determined. The Stock Option Committee, a subcommittee of the Compensation Committee, administers the stock-based incentive plans. The Compensation Committee is currently comprised of Robert A. Kavesh, Steven Kotler and Jack Futterman; Mr. Futterman was first appointed to the Compensation Committee in March 1997. The Stock Option Committee is comprised of Messrs. Kavesh and Futterman. Robert H. Haines also served on the Compensation Committee during 1996 until June 3, 1996.

    As discussed below, the Compensation Committee considers a variety of factors in arriving at the compensation paid to the Corporation's executive officers. No specific weighting was assigned by the Compensation Committee to any of the factors considered in determining the remuneration paid to the Chief Executive Officer and the other Named Executive Officers for 1996.

    GENERAL POLICIES

    The Corporation's executive compensation program is intended to provide a competitive total compensation package that enables the Corporation to attract and retain key executives and that focuses executive behavior on the fulfillment of both short- term (i.e., annual) and long-term business objectives and strategy. The key components of the Corporation's executive compensation program have been base salary, annual incentive compensation and stock options. In addition, with respect to Dan K. Wassong, the Corporation's Chief Executive Officer, consideration is given to forgiveness of indebtedness to the Corporation which Mr. Wassong has incurred in the past in connection with his exercise of stock options, which forgiveness is provided for under his employment agreement (as amended) on an annual basis through 2006 (subject, except in limited circumstances, to his continued employment with the Corporation) and which is deemed to be valuable to the Corporation by enabling and encouraging him to have a substantial position as a stockholder of the Corporation.

    The Compensation Committee's policy is to compensate executive officers at levels between the 50th and 75th percentile of total compensation (excluding the value of stock options) paid to officers in comparable companies with comparable responsibilities, although there may be variations above or below this range depending on corporate results and individual executive officer performance. For this purpose, the Compensation Committee references a peer group of six public companies (which are the same six companies comprising the Peer Group used in the stock performance graph appearing elsewhere herein), each of which manufactures and/or sells personal care products to the mass market. These companies range in revenues from approximately $165 million to $660 million. In addition, general compensation survey information supplied by a compensation consulting firm and published survey and proxy data concerning overall compensation levels and structures, as well as stock option grant levels, are evaluated by the Compensation Committee in making its executive officer compensation determinations.

    Subject to the foregoing, base salaries for each of the Named Executive Officers are (subject to contractually stipulated minimums) based upon past and expected future performance of the executive and the executive's responsibilities with the Corporation. The base salary of the Chief Executive Officer is determined by the Compensation Committee. The base salaries of all other Named Executive Officers are fixed by the Chief Executive Officer, subject to review by the Compensation Committee. During 1996, the maximum increase in base salary for any of the Named Executive Officers was approximately 4%. Annual incentive compensation for each Named Executive Officer has been linked, generally, to overall corporate performance and/or the performance of a particular subsidiary or other business unit for which the executive may have responsibility, but has also included a subjective assessment of the officer's success in fulfilling the duties and responsibilities of his position. Generally, annual incentive compensation has constituted approximately 15% to 50% of each Named Executive Officer's total cash compensation in any year. Commencing in 1994, incentive compensation for each Named Executive Officer in any year has been established under the Annual Incentive Plan, pursuant to which the Compensation Committee, with respect to the Chief Executive Officer, and the Chief Executive Officer, with respect to all other executive officers, establishes performance objectives for use in determining all or a portion of amounts payable to such persons. The annual incentive bonuses for 1996 for the Named Executive Officers ranged from approximately 22% to 55% of their total cash compensation.

    The principal mechanism for rewarding executives for long- term performance has been the grant of stock options under the Corporation's stock-based incentive plans. The plan currently employed by the Corporation for this purpose is the 1994 Stock Plan. Under the 1994 Stock Plan, the Stock Option Committee may grant to executive officers and other key employees stock options, as well as other stock-based awards, including restricted stock grants, deferred stock and performance-based stock awards. To date, awards under the 1994 Stock Plan have consisted only of stock options. Under the terms of the 1994 Stock Plan, all grants of stock options must be made at no less than market value, so that the person receiving options will benefit from appreciation of the price of the stock to the same extent as other stockholders.

    COMPENSATION FOR CHIEF EXECUTIVE OFFICER

    Mr. Wassong's base salary for 1996 was $674,000, which constituted a 2.1% increase over his base salary for 1995. In approving this increase, the Compensation Committee considered, in particular, the excellent financial performance of the Corporation during 1995. His incentive compensation in 1996, which was based on the Corporation's pre-tax income for continuing operations during the year, was $809,000. Although the Corporation's revenues and profits attained record levels for the third consecutive year under Mr. Wassong's leadership and the Compensation Committee believed that the financial results of the Corporation for 1996 were indicative of superior performance by Mr. Wassong, the amount of incentive compensation awarded was, at Mr. Wassong's request, set substantially below the maximum amount that Mr. Wassong was eligible to receive under the Annual Incentive Plan for 1996. During 1996, a total of $245,735 of Mr. Wassong's indebtedness to the Corporation was forgiven in accordance with his employment agreement.

    STOCK OPTIONS

    Generally, stock options are granted to officers based upon the officer's ability to influence the Corporation's long-term growth and profitability. The Stock Option Committee receives recommendations from the Chief Executive Officer concerning option grants for executive officers other than himself. All options have been granted at exercise prices which are not less than the fair market value of the Common Stock on the date of grant. Options to purchase a total of 206,570 shares were granted to the Corporation's Named Executive Officers during 1996, including options to purchase 120,669 shares granted to Mr. Wassong. All of the options granted to the Named Executive Officers in 1996 were granted to replace shares utilized by such persons to satisfy the exercise prices of options previously granted to them by the Corporation (and the tax liability arising therefrom, if any).

                             COMPENSATION COMMITTEE
                     Robert H. Haines (for the period from
                        January 1, 1996 to June 3, 1996)
                                Robert A. Kavesh
                                 Steven Kotler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Kotler, who served on the Compensation Committee during 1996 and continues to serve on such Committee, is President and Chief Executive Officer of Schroder, Wertheim & Co., Incorporated, an investment banking firm which (along with an affiliate of that firm) provided certain investment advisory and other services to the Corporation in 1996. Mr. Haines, who also served on the Compensation Committee until June 3, 1996, is a partner of Zimet, Haines, Friedman & Kaplan, a law firm which is general counsel to the Corporation and performed legal services for the Corporation in 1996.

STOCK PERFORMANCE GRAPH

    The following graph charts the total stockholder return over a five-year period commencing on December 31, 1991, with respect to an investment in the Corporation's Common Stock as compared to the Amex Market Value Index and a peer group of companies selected by the Corporation for purposes of comparison (the "Peer Group"). The Peer Group consists of Dep Corporation, Carter-Wallace, Inc., Helen of Troy Limited, NBTY, Inc., Tambrands, Inc. and Windmere Corporation. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. Maybelline, Inc. and Mem Company, Inc., which (along with Dep Corporation) were part of the Peer Group included in the stock performance graph which appeared in the proxy statement relating to the Annual Meeting of Stockholders in 1996, are not part of the Peer Group included in the graph appearing below, since those companies were sold and their stock no longer traded during 1996. Carter-Wallace, Inc., Helen of Troy Limited, NBTY, Inc., Tambrands, Inc. and Windmere Corporation, each of which manufactures and/or sells personal care products to the mass market, have been added to the Peer Group for the first time in view of the inclusion of those companies in the group of companies to which the Corporation generally compares itself for purposes of determining compensation for executive officers and in order to make the Peer Group comparison more meaningful.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN TO STOCKHOLDERS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             1991       1992       1993       1994       1995       1996
Del Laboratories, Inc.        $100.0     $113.2     $147.9     $252.8     $280.0     $382.1

Peer Group                     100.0       98.9       70.7       53.5       60.7       74.3

AMEX Market Value Index        100.0      101.1      120.8      109.8      138.8      147.7

                                    AUDITORS

    KPMG Peat Marwick ("KPMG"), Certified Public Accountants, audit the books and records of the Corporation and have served in such capacity since 1968. The Board of Directors has reappointed the same firm for the current fiscal year. A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will respond to appropriate questions.

                                 OTHER BUSINESS

    The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in the proxy materials relating to the 1998 Annual Meeting of Stockholders must be received at the Corporation's offices at 565 Broad Hollow Road, Farmingdale, New York 11735 by December 19, 1997.

                                          By Order of the Board of Directors,

                                          Robert H. Haines
                                          SECRETARY

Farmingdale, N.Y.
April 18, 1997

                          DEL LABORATORIES, INC.
                                  PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Annual Meeting of Stockholders, Thursday, May 22, 1997

     The undersigned stockholder of DEL LABORATORIES, INC., a Delaware corporation, hereby appoints Dan K. Wassong and Melvyn C. Goldstein, or either of them voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of Del Laboratories, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held at Harrison House, Dosoris Lane and Old Tappan Road, Glen Cove, New York, on May 22, 1997, at 9:30 A.M. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side:

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" all nominees listed on the reverse side of this proxy card.

                           (Continued on reverse side)

ELECTION OF DIRECTORS

     FOR all nominees                   WITHHOLD AUTHORITY
     listed below (except               to vote for all
     as withheld in the                 nominees listed
     space provided) /  /               below /  /

          Dan K. Wassong, Martin E. Revson, Jack Futterman

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

              -----------------------------------------------------------

     The Board of Directors recommends a vote "FOR" all nominees.

                               Please sign exactly as name appears hereon.

                               When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                               Dated: ----------------------------, 1997

                               -----------------------------------------
                                               Signature

                               ------------------------------------------
                                       Signature if held jointly

                               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                               CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

             DEL LABORATORIES, INC. EMPLOYEE STOCK OWNERSHIP PLAN

                      CONFIDENTIAL VOTING INSTRUCTIONS

          INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             Annual Meeting of Stockholders, Thursday, May 22, 1997


          The undersigned hereby instructs the Trustee of Del Laboratories, Inc. Employee Stock Ownership Plan ("ESOP") to vote all shares of Common Stock of Del Laboratories, Inc. allocated to the undersigned's account number under the ESOP at the Annual Meeting of Stockholders of said Corporation to be held at the Harrison House, Dosoris Lane and Old Tappan Road, Glen Cove, New York, on May 22, 1997, at 9:30 A.M. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side (or, if no instructions are given, "FOR" all nominees listed on the reverse side of this card.)

                        (Continued on reverse side)

ELECTION OF DIRECTORS

     FOR all nominees                   WITHHOLD AUTHORITY
     listed below (except               to vote for all
     as withheld in the                 nominees listed
     space provided) /  /               below /  /

          Dan K. Wassong, Martin E. Revson, Jack Futterman

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

              -----------------------------------------------------------

     The Board of Directors recommends a vote "FOR" all nominees.

                               Please sign exactly as name appears hereon.

                               When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                               Dated: ----------------------------, 1997

                               -----------------------------------------
                                               Signature

                               ------------------------------------------
                                       Signature if held jointly

                               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                               CARD PROMPTLY USING THE ENCLOSED ENVELOPE.